Exhibit 32

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eric Johnson, the CEO of First Responder Products Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of First Responder Products Inc. on Form 10-QSB for the quarter ended April 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of First Responder Products Inc.

Date: June 14, 2007	By:	/s/ Eric Johnson
Eric Johnson
Chief Executive Officer/President

I, Richard Reincke, the CFO of First Responder Products Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of First Responder Products Inc. on Form 10-QSB for the quarter ended April 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of First Responder Products Inc.

Date: June 14, 2007	By:	/s/ Richard Reincke
Richard Reincke
Chief Financial Officer

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